POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes, constitutes and appoints Bernard Lipton his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as he could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                     Date
         -----------                        -----                     -----

 /S/  ANDRE SAKAI              President and Director              July 28, 2008
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Andre Sakai


 /S/  ROBERT KAMON             Secretary and Director              July 28, 2008
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Robert Kamon


 /S/  KENNETH CAMPBELL         Director                            July 28, 2008
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Kenneth Campbell


 /S/  HOWARD SIEGEL            Director                            July 28, 2008
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Howard Siegel


 /S/  JAN SOLEIMANI            Director                            July 28, 2008
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Jan Soleimani